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                                                                      EX-99.d.14

                                                      AMENDMENT #8 TO SCHEDULE A


         PORTFOLIOS OF BRINSON RELATIONSHIP FUNDS
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         Brinson Global Securities Fund
         Brinson Global Bond Fund
         Brinson U.S. Equity Fund
         Brinson U.S. Large Capitalization Equity Fund
         Brinson U.S. Intermediate Capitalization Equity Fund
         Brinson U.S. Value Equity Fund
         Brinson U.S. Small Capitalization Equity Fund
         Brinson International Equity Fund
         Brinson Emerging Markets Equity Fund
         Brinson Bond Plus Fund
         Brinson U.S. Bond Fund
         Brinson Short Duration Fund
         Brinson Enhanced Yield Fund
         Brinson U.S. Treasury Inflation Protected Securities Fund Brinson Short-Term Fund
         Brinson U.S. Cash Management Prime Fund
         Brinson Emerging Markets Debt Fund


     This Amendment has been agreed to as of this 13th day of December, 2001 by the undersigned.

         BRINSON RELATIONSHIP FUNDS

                  By:
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                         Brian M. Storms

                  Title: President
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         BRINSON PARTNERS, INC.

                  By:
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                  Title:
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         BRINSON PARTNERS, INC.

                  By:
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                  Title:
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